    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 27, 1999


                                                      REGISTRATION NO. 333-88687
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                             VA LINUX SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            CALIFORNIA
    (PRIOR TO REINCORPORATION)
             DELAWARE
     (AFTER REINCORPORATION)                      3571                            77-0399299
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)           IDENTIFICATION NUMBER)

                              1382 BORDEAUX DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 542-8600
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               LARRY M. AUGUSTIN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              1382 BORDEAUX DRIVE
                          SUNNYVALE, CALIFORNIA 94089
                                 (408) 542-8600
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

              JUDITH M. O'BRIEN, ESQ.                            WILLIAM D. SHERMAN, ESQ.
              BRUCE M. MCNAMARA, ESQ.                            STEPHEN J. SCHRADER, ESQ.
               BRET M. DIMARCO, ESQ.                              JUSTIN L. BASTIAN, ESQ.
               DAVID I. FRAZEE, ESQ.                             ROCHELLE A. KRAUSE, ESQ.
         WILSON SONSINI GOODRICH & ROSATI                         BRIAN MCALLISTER, ESQ.
             PROFESSIONAL CORPORATION                             MORRISON & FOERSTER LLP
                650 PAGE MILL ROAD                                  755 PAGE MILL ROAD
            PALO ALTO, CALIFORNIA 94304                         PALO ALTO, CALIFORNIA 94304
                  (650) 493-9300                                      (650) 813-5600

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------------

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------
                                                                 PROPOSED MAXIMUM
                   TITLE OF EACH CLASS OF                            AGGREGATE                AMOUNT OF
                SECURITIES TO BE REGISTERED                       OFFERING PRICE         REGISTRATION FEE(1)
--------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value..............................        $70,000,000                $19,460
--------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------

(1) Registration fee previously paid. Estimated pursuant to Rule 457(o) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL HEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by VA Linux Systems, Inc. in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and the NASD filing fee.

SEC registration fee........................................  $19,460
NASD filing fee.............................................  $ 7,500
Nasdaq National Market listing fee..........................        *
Printing and engraving costs................................        *
Legal fees and expenses.....................................        *
Accounting fees and expenses................................        *
Blue Sky fees and expenses..................................        *
Transfer Agent and Registrar fees...........................        *
Miscellaneous expenses......................................        *
                                                              -------
          Total.............................................  $     *
                                                              =======

------------------------
* To be filed by amendment.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law permits a corporation to include in its charter documents, and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

     The Eighth Article of the Registrant's Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant's Amended and Restated Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant's Amended and Restated Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since August 1, 1996, we have issued unregistered securities to a limited number of persons as described below: (all share numbers and exercise prices in this Item 15 are adjusted for our splits.)

          (a) From October 1, 1998 through September 30, 1999, we sold an aggregate of 10,221,528 shares of our common stock at exercise prices ranging from $0.02 to $1.00 per share to employees, consultants, directors and other service providers pursuant to our 1998 Stock Plan, as amended.

          (b) On October 30, 1998 and February 19, 1999, we sold 8,623,774 and 3,525,548 shares of Series A Preferred Stock, respectively, at a price of $0.4567 per share to a group of private investors for an aggregate purchase price of $5,548,190.

          (c) On December 9, 1998, we granted an option to purchase 30,000 shares of our common stock to an outside service provider at a purchase price of $0.0433.

          (d) On January 19, 1999 and March 1, 1999, we sold a total of 83,332 shares of our common stock, having a value of $22,817, to an outside service provider in consideration for past services rendered.

          (e) On February 25, 1999, we granted a right to purchase 135,000 shares of our common stock at a purchase price of $0.0433 per share in connection with an asset purchase.

          (f) On May 13, 1999, we granted a right to purchase 5,000 shares of our common stock, having a value of $2,500, to an outside service provider in consideration for past services rendered.

          (g) On May 13, 1999, we granted a right to purchase 15,000 shares of our common stock to an outside service provider at a purchase price of $0.50 per share.

          (h) On May 25, 1999, we sold 40,000 shares of our common stock in connection with an asset purchase for an aggregate purchase price of $20,000.

          (i) On June 16, 1999 and September 24, 1999, we sold 6,502,592 and 1,256,454 shares of our Series B Preferred Stock, respectively, for $3.86 per share to a group of private investors for an aggregate purchase price of $29,949,918.

          (j) On August 1, 1999 we sold 12,954 shares of our Series B Preferred Stock in connection with an asset purchase for an aggregate purchase price of $50,002.

          (k) On October 6, 1999, we sold 13,000 shares of our common stock for $1.00 per share to a group of private investors for an aggregate purchase price of $13,000.

     For additional information concerning these equity investment transactions, reference is made to the information contained under the caption "Certain Transactions" in the form of prospectus included herein. The sales of the above securities were deemed to be exempt from registration in reliance on Rule 701 promulgated under Section 3(b) under the Securities Act as transactions pursuant to a compensatory benefit plan or a written contract relating to compensation, or in reliance on Section 4(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The recipients of securities in each such transaction represented their intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the share certificates and other instruments issued in such transactions. All recipients either received adequate information about VA Linux or had access, through employment or other relationships, to such information.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) EXHIBITS


EXHIBIT
NUMBER
-------
 1.1*    Form of Underwriting Agreement
 3.1**   Amended and Restated Certificate of Incorporation of the
         Registrant
 3.2**   Bylaws of the Registrant
 4.1*    Specimen Common Stock Certificate
 5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation
10.1**   Form of Indemnification Agreement between the Registrant and each of its directors and officers
10.2**   1998 Stock Plan and forms of agreement thereunder
10.3**   1999 Employee Stock Purchase Plan
10.4**   1999 Director Option Plan
10.5+    Sublease between Registrant and Boca Global, Inc.
10.6**   First Amended and Restated Registration Rights Agreement
         between Registrant and certain holders of preferred stock

EXHIBIT
NUMBER
-------
10.7**   Founder's Stock Repurchase Agreement
10.8+    Manufacturing Agreement between the Registrant and Synnex
         Information Technologies, Inc.
10.9**   Loan and Security Agreement between Registrant and Comerica
         Bank-California
10.10+   Master Subcontracted Maintenance Service Provider Agreement
         between Registrant and DecisionOne Corporation
10.11*   VA Research Linux IA-64 Porting License Agreement between
         Registrant and Intel Corporation
10.12**  GNU General Public License, version 2
10.13**  Employment Letter between the Registrant and Daniel R. Shore
10.14**  Employment Letter between the Registrant and Gregg E. Zehr
10.15**  Employment Letter between the Registrant and Todd B. Schull
10.16+   Master Lease Agreement between Boca Global, Inc. and
         Bordeaux Partners LLC
23.1**   Consent of Arthur Andersen, LLP, Independent Public
         Accountants
23.2*    Consent of Counsel (see Exhibit 5.1)
24.1**   Power of Attorney (see page II-4)
27.1**   Financial Data Schedules


---------------
+ Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

*  To be filed by amendment

** Previously filed.

     (b) FINANCIAL STATEMENT SCHEDULES

                             SCHEDULE                              PAGE
                             --------                              ----
    II -- Valuation and Qualifying Accounts                        S-2

     Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 27th day of October, 1999.


                                          VA Linux Systems, Inc.

                                          By:     /s/ LARRY M. AUGUSTIN
                                            ------------------------------------
                                              Larry M. Augustin, President and
                                              Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


SIGNATURE                                                        TITLE                       DATE
---------                                                        -----                       ----

               /s/ LARRY M. AUGUSTIN                 President and Chief Executive     October 27, 1999
---------------------------------------------------    Officer and Director
                 Larry M. Augustin                     (Principal Executive
                                                       Officer)

                /s/ TODD B. SCHULL*                  Vice President, Finance and       October 27, 1999
---------------------------------------------------    Chief Financial Officer
                  Todd B. Schull                       (Principal Financial and
                                                       Accounting Officer)

               /s/ JEFFRY R. ALLEN*                  Director                          October 27, 1999
---------------------------------------------------
                  Jeffry R. Allen

                 /s/ CAROL BARTZ*                    Director                          October 27, 1999
---------------------------------------------------
                    Carol Bartz

                /s/ DOUGLAS LEONE*                   Director                          October 27, 1999
---------------------------------------------------
                   Douglas Leone

              /s/ THOMAS F. MENDOZA*                 Director                          October 27, 1999
---------------------------------------------------
                 Thomas F. Mendoza

               /s/ ERIC S. RAYMOND*                  Director                          October 27, 1999
---------------------------------------------------
                  Eric S. Raymond

                /s/ CARL REDFIELD*                   Director                          October 27, 1999
---------------------------------------------------
                   Carl Redfield

              *By: /s/ TODD B. SCHULL
   ---------------------------------------------
                  Todd B. Schull
                 Attorney-in-fact

                                 EXHIBIT INDEX


EXHIBIT
NUMBER
-------
 1.1*    Form of Underwriting Agreement
 3.1**   Amended and Restated Certificate of Incorporation of the
         Registrant
 3.2**   Bylaws of the Registrant
 4.1*    Specimen Common Stock Certificate
 5.1*    Opinion of Wilson Sonsini Goodrich & Rosati, Professional
         Corporation
10.1**   Form of Indemnification Agreement between the Registrant and each of its directors and officers
10.2**   1998 Stock Plan and forms of agreement thereunder
10.3**   1999 Employee Stock Purchase Plan
10.4**   1999 Director Option Plan
10.5+    Sublease between Registrant and Boca Global, Inc.
10.6**   First Amended and Restated Registration Rights Agreement
         between Registrant and certain holders of preferred stock
10.7**   Founder's Stock Repurchase Agreement
10.8+    Manufacturing Agreement between the Registrant and Synnex
         Information Technologies, Inc.
10.9**   Loan and Security Agreement between Registrant and Comerica
         Bank-California
10.10+   Master Subcontracted Maintenance Service Provider Agreement
         between Registrant and DecisionOne Corporation
10.11*   VA Research Linux IA-64 Porting License Agreement between
         Registrant and Intel Corporation
10.12**  GNU General Public License, version 2
10.13**  Employment Letter between the Registrant and Daniel R. Shore
10.14**  Employment Letter between the Registrant and Gregg E. Zehr
10.15**  Employment Letter between the Registrant and Todd B. Schull
10.16+   Master Lease Agreement between Boca Global, Inc. and
         Bordeaux Partners LLC
23.1**   Consent of Arthur Andersen, LLP, Independent Public
         Accountants
23.2*    Consent of Counsel (see Exhibit 5.1)
24.1**   Power of Attorney (see page II-4)
27.1**   Financial Data Schedules


---------------
+ Confidential treatment has been requested by the Registrant as to certain portions of this exhibit. The omitted portions have been separately filed with the Commission.

*  To be filed by amendment

** Previously filed.